Exhibit 21

                                  SUBSIDIARIES

Subsidiary                                          State of Organization
----------                                          ---------------------

RLP Gulf States, L.L.C.                             Oklahoma

RB Operating Company                                Delaware

Great Plains Pipeline Company
(formerly Magic Circle Energy Corporation)          Delaware

Magic Circle Acquisition Corporation                Oklahoma

Carmen Development Corporation                      Oklahoma